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                                                                    Exhibit 3.2

                                     FORM OF

                                     BY-LAWS

                                       OF

                         COMBINED SPECIALTY CORPORATION

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                                TABLE OF CONTENTS

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                                                                            PAGE

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ARTICLE I  OFFICES AND RECORDS.................................................1

     Section 1.1. Delaware Office..............................................1
     Section 1.2. Other Offices................................................1
     Section 1.3. Books and Records............................................1
ARTICLE II  STOCKHOLDERS.......................................................1

     Section 2.1. Annual Meeting...............................................1
     Section 2.2. Special Meeting..............................................2
     Section 2.3. Place of Meeting.............................................2
     Section 2.4. Notice of Meeting............................................2
     Section 2.5. Quorum and Adjournment.......................................3
     Section 2.6. Voting and Proxies...........................................3
     Section 2.7. Notice of Stockholder Business and Nominations...............5
     Section 2.8. Stockholder Vote Required....................................7
     Section 2.9. Inspectors of Elections; Opening and Closing the Polls.......7
     Section 2.10. Fixing Date of Determination of Stockholders of Record......8
     Section 2.11. List of Stockholders Entitled to Vote.......................8
ARTICLE III  BOARD OF DIRECTORS................................................9

     Section 3.1. General Powers...............................................9
     Section 3.2. Number.......................................................9
     Section 3.3. Chairman.....................................................9
     Section 3.4. Regular Meetings............................................10
     Section 3.5. Special Meetings............................................10
     Section 3.6. Notice......................................................10
     Section 3.7. Quorum......................................................10
     Section 3.8. Vacancies...................................................10
     Section 3.9. Executive and Other Committees..............................11
     Section 3.10. Resignation................................................11
     Section 3.11. Telephonic Meetings........................................12
     Section 3.12. Written Consent to Action by Directors.....................12
     Section 3.13. Reliance upon Records......................................12
     Section 3.14. Interested Directors.......................................12
     Section 3.15. Compensation...............................................13
     Section 3.16. Presumption of Assent......................................13
ARTICLE IV  OFFICERS..........................................................13

     Section 4.1. Elected Officers............................................13
     Section 4.2. Other Officers..............................................13
     Section 4.3. Resignation and Removal.....................................13
     Section 4.4. Vacancies...................................................14
     Section 4.5. Chief Executive Officer.....................................14
     Section 4.6. President...................................................14
     Section 4.7. Vice Presidents and Assistant Vice Presidents...............14
     Section 4.8. Secretary...................................................14
     Section 4.9. Treasurer...................................................15
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                               TABLE OF CONTENTS
                                    (cont.)
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                                                                            PAGE

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     Section 4.10. Assistant Officers.........................................15
     Section 4.11. Compensation...............................................15
ARTICLE V  CONTRACTS AND PROXIES..............................................15

     Section 5.1. Contracts...................................................15
     Section 5.2. Proxies.....................................................15
ARTICLE VI INDEMNIFICATION AND INSURANCE......................................16

ARTICLE VII STOCK CERTIFICATES AND TRANSFERS..................................17

ARTICLE VIII MISCELLANEOUS PROVISIONS.........................................18

     Section 8.1. Fiscal Year.................................................18
     Section 8.2. Dividends...................................................18
     Section 8.3. Seal........................................................18
ARTICLE IX AMENDMENTS.........................................................18
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                                      -ii-
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                                     BY-LAWS
                                       OF
                         COMBINED SPECIALTY CORPORATION

                                    (*, 2002)

     Incorporated under the General Corporation Law of the State of Delaware

                                    ARTICLE I
                               OFFICES AND RECORDS

     Section 1.1.  DELAWARE OFFICE.

     The principal office of Combined Specialty Corporation (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     Section 1.2.  OTHER OFFICES.

     The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

     Section 1.3.  BOOKS AND RECORDS.

     The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 2.1.  ANNUAL MEETING.

     The annual meeting of stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If the Board of Directors fails to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the Corporation on the second Friday in May commencing in 2003. If the date of the annual meeting shall fall upon a weekend or legal holiday, the meeting shall be held on the next succeeding business day.

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     Section 2.2.  SPECIAL MEETING.

     Subject to the rights of the holders of any Preferred Stock (as defined in the Certificate of Incorporation of the Corporation) to elect additional directors under specific circumstances, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

     Section 2.3.  PLACE OF MEETING.

     The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

     Section 2.4.  NOTICE OF MEETING.

     Written or printed notice, stating the place, if any, date and hour of a meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation as of the record date of the meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this SECTION 2.4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; PROVIDED, HOWEVER, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these By-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such

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posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

     For purposes of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     Section 2.5.  QUORUM AND ADJOURNMENT.

     Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with SECTION 2.4 of these By-Laws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.6.  VOTING AND PROXIES.

     (A) VOTING RIGHTS OF OTHER CORPORATIONS. Voting Stock standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the By-Laws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors or comparable body of such other corporation may determine.

     (B) VOTING RIGHTS OF FIDUCIARIES. Voting Stock standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

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     (C) VOTING RIGHTS OF PLEDGORS. A stockholder whose Voting Stock is pledged shall be entitled to vote such stock unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

     (D) VOTING RIGHTS OF JOINT OWNERS. If Voting Stock is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, such act binds all; (ii) if more than one votes, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote such Voting Stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting such Voting Stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

     (E) THE CORPORATION'S RIGHTS RESPECTING THE VOTING STOCK. Voting Stock belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of such other corporation of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this SECTION 2.6 shall limit the right of the Corporation to vote shares of Voting Stock held by it in a fiduciary capacity.

     (F) PROXIES. At all meetings of stockholders, a stockholder may vote by proxy (i) executed in writing by the stockholder or such stockholder's duly authorized attorney-in-fact or (ii) transmitted by the stockholder or such stockholder's duly authorized attorney-in-fact by telegram, cablegram or other means of electronic transmission to the proxyholder or to a proxy solicitation firm, proxy support service or like agent duly authorized by the proxyholder to receive such transmission, PROVIDED that any such telegram, cablegram or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such proxy must be filed with the Secretary of the Corporation or such stockholder's representative at or before the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

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     (G) PARTICIPATION AND VOTING BY MEANS OF REMOTE COMMUNICATION. If
authorized by the Board of Directors in accordance with these By-Laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, PROVIDED that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (y) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

     Section 2.7.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to SECTION 2.4 of these By-Laws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 100th calendar day nor later than the close of business on the 75th calendar day prior to the date of the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of an annual meeting is more than 30 calendar days before or more than 75 calendar days after the date of the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th calendar day prior to such annual meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such annual meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual meeting is first made by the Corporation. For the purpose of determining whether a stockholder's notice shall have been delivered in a timely manner for the 2003 annual meeting, the date of the first anniversary of the preceding year's meeting shall be deemed to be May 10, 2003. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder,

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including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's stock transfer books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 80 calendar days prior to the date of the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th calendar day after the day on which such public announcement is first made by the Corporation. For the purpose of determining whether a stockholder's notice shall have been delivered in a timely manner for the 2003 meeting, the first anniversary of the preceding year's meeting shall be deemed to be May 10, 2003.

     (B) SPECIAL MEETINGS OF STOCKHOLDERS. Subject to the rights of the holders of any Preferred Stock, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to SECTION 2.4 of these By-Laws. Subject to the rights of the holders of any Preferred Stock, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 100th calendar day prior to such special meeting and not later than the close of business on the later of (i) the 75th calendar day prior to such special meeting and (ii) the 10th calendar day after the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (C) GENERAL. (1) Subject to the rights of the holders of any Preferred Stock, only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or

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these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. So long as a stockholder proponent otherwise complies with the requirements of this By-Law, nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.8.  STOCKHOLDER VOTE REQUIRED.

     Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, PROVIDED that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or the proxyholder. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of Voting Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of Voting Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

     Section 2.9.  INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.

     (A) INSPECTORS OF ELECTION. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

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     (B) DUTIES. The inspectors shall (i) ascertain the number of shares of
Voting Stock outstanding and the voting power of each, (ii) determine the number of shares of Voting Stock present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots,
(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. In addition, at the time the inspectors make their certification pursuant to this paragraph (B), the inspectors shall specify any information provided in accordance with SECTION 2.6(F) of these By-Laws and any other information permitted by applicable law upon which they relied in determining the validity and counting of proxies and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

     (C) OPENING AND CLOSING THE POLLS. The chairman or secretary of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

     Section 2.10. FIXING DATE OF DETERMINATION OF STOCKHOLDERS OF RECORD.

     (A) FIXING THE RECORD DATE. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

     (B) IF RECORD DATE IS NOT FIXED. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (C) ADJOURNED MEETINGS. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.11. LIST OF STOCKHOLDERS ENTITLED TO VOTE.

     The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order,

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and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, PROVIDED that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1.  GENERAL POWERS.

     The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities expressly conferred upon them by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

     Section 3.2.  NUMBER.

     Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed exclusively pursuant to a resolution adopted by a majority of the Whole Board.

     Section 3.3.  CHAIRMAN.

     The Board of Directors shall elect one of its members as Chairman. The Chairman, if present, shall preside at all meetings of the Board of Directors. He shall serve as Chairman of the Executive Committee of the Board of Directors and be a member of such other committees of the Board of Directors as shall be determined by the Board of Directors at the time of creation or election of the members of any such committees. The Chairman shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman and shall have such other powers and duties as may be assigned to him by the Board of Directors. In his capacity as Chairman, he shall not be an officer of the Corporation, but he shall be eligible to serve, in addition, as an officer pursuant to ARTICLE IV of these By-Laws. The Board of Directors may elect one of its members as Vice-Chairman. Any Vice-Chairman shall have such powers and duties as may be assigned to him by the Board or Directors. In his capacity as Vice-

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Chairman, he shall not be an officer of the Corporation, but he shall be eligible to serve, in addition, as an officer pursuant to ARTICLE IV of these By-Laws.

     Section 3.4.  REGULAR MEETINGS.

     A regular meeting of the Board of Directors may be held without other notice than this By-Law immediately after, and at the same place, if any, as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 3.5.  SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the Chairman, the Secretary or two or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     Section 3.6.  NOTICE.

     Notice of each special meeting of the Board of Directors shall be given by the Secretary. Notice of each such meeting shall state the date, time and place of the meeting, and shall be delivered to each director either personally or by telephone, telegraph, cable, or similar means, at least 24 hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, at least five days before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws as provided under ARTICLE IX hereof. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

     Section 3.7.  QUORUM.

     A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 3.8.  VACANCIES.

     Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining

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directors, though less than a quorum of the Board of Directors, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal from office. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

     Section 3.9.  EXECUTIVE AND OTHER COMMITTEES.

     The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

     A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in SECTION 3.6 of these By-Laws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; PROVIDED HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors.

     Section 3.10. RESIGNATION.

     Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                       11
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     Section 3.11. TELEPHONIC MEETINGS.

     Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this SECTION 3.11 shall constitute presence in person at such meeting.

     Section 3.12. WRITTEN CONSENT TO ACTION BY DIRECTORS.

     Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 3.13. RELIANCE UPON RECORDS.

     Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

     Section 3.14. INTERESTED DIRECTORS.

     A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization if the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum.

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     Section 3.15. COMPENSATION.

     The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, PROVIDED that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.16. PRESUMPTION OF ASSENT.

     Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1.  ELECTED OFFICERS.

     Unless otherwise determined by the Board of Directors, the officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary and the Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors to hold office until their respective successors shall have been duly elected and qualified, or until death, resignation or removal, as hereafter provided in these By-Laws.

     Section 4.2.  OTHER OFFICERS.

     The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or by the Chief Executive Officer.

     Section 4.3.  RESIGNATION AND REMOVAL.

     Any officer or agent of the Corporation may resign at any time by giving a written notice of resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by a vote of the majority of the Whole Board or by the Chief

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Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.4.  VACANCIES.

     A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment of such office.

     Section 4.5.  CHIEF EXECUTIVE OFFICER.

     The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, under the direction of the Board of Directors. The Chief Executive Officer shall have power: (i) to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-Laws are to be elected by the Board of Directors;
(ii) to remove all appointed officers or employees whenever the Chief Executive Officer shall deem it necessary, and to make new appointments to fill the vacancies; and (iii) to suspend from office for cause any elected officer, which shall be forthwith declared in writing to the Board of Directors. The Chief Executive Officer shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

     Section 4.6.  PRESIDENT.

     The President shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be determined by the Board of Directors or the Chief Executive Officer. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the stockholders and of the directors. If the Board of Directors shall not have elected a Chief Executive Officer, the President shall have such authority and shall perform such additional duties as in these By-Laws is provided for the office of Chief Executive Officer.

     Section 4.7.  VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS.

     Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer, the President or the senior officer to whom such officer reports.

     Section 4.8.  SECRETARY.

     The Secretary shall record the proceedings of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and, if necessary or appropriate, affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be determined by the Board of Directors, the Chief Executive Officer or the President.

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     Section 4.9.  TREASURER.

     The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall have such further powers and duties as may be determined from time to time by the Board of Directors, the Chief Executive Officer or the President.

     Section 4.10. ASSISTANT OFFICERS.

     Any Assistant Secretary or Assistant Treasurer elected or appointed as heretofore provided shall perform the duties and exercise the powers of the Secretary and Treasurer, respectively, in their absence or inability to act, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or the Treasurer (as the case may be) may from time to time prescribe.

     Section 4.11. COMPENSATION.

     The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; PROVIDED, HOWEVER, that the Board of Directors may by resolution delegate to the Chief Executive Officer the power to fix compensation of non-elected officers and agents appointed by the Chief Executive Officer. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of such officer's compensation.

                                    ARTICLE V
                              CONTRACTS AND PROXIES

     Section 5.1.  CONTRACTS.

     Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

     Section 5.2.  PROXIES.

     Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other

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securities or interests in any other corporation or entity, any of whose stock or other securities or interests may be held by the Corporation, at meetings of the holders of the stock or other securities or interests, of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE

     (A) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in paragraph (B) of this ARTICLE VI with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers provided for in this paragraph (A).

     (B) RECOVERY OF UNPAID INDEMNIFICATION. If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of

                                       16
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Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (C) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     (D) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (E) CONTRACTUAL RIGHT. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

     (F) AMENDMENT OR REPEAL. Any amendment or repeal of this ARTICLE VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE VII
                        STOCK CERTIFICATES AND TRANSFERS

     (A) CERTIFICATED AND UNCERTIFICATED SHARES. The shares of stock representing the interest of each stockholder of the Corporation shall be uncertificated unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares of stock representing such interest shall be evidenced by certificates in such form as the appropriate officers of the Corporation may from time to time prescribe.

                                       17
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     (B) TRANSFERS. Uncertificated shares of the stock of the Corporation shall be transferred on the books of the Corporation only by the person then registered in the stock records of the Corporation as the owner of such shares or by such person's representative as determined in accordance with generally accepted securities industry practices. Certificated shares of the stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

     (C) ACCEPTED SIGNATURES. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     Section 8.1.  FISCAL YEAR.

     The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

     Section 8.2.  DIVIDENDS.

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     Section 8.3.  SEAL.

     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX
                                   AMENDMENTS

     These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, PROVIDED notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than 24 hours prior to the meeting; PROVIDED, HOWEVER, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the

                                       18
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Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.

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